                                                                    EXHIBIT 5.2

                            DUNN SWAN & CUNNINGHAM
                          A PROFESSIONAL CORPORATION

                       ATTORNEYS AND COUNSELLORS AT LAW
                              2800 OKLAHOMA TOWER              405.235.8318
                                210 PARK AVENUE           TELECOPY 405.235.9605
                      OKLAHOMA CITY, OKLAHOMA 73102-5604


                               November 8, 1996


Board of Directors
Advantage Marketing Systems, Inc.
2601 Northwest Expressway, Suite 1210W
Oklahoma City, Oklahoma 73112-7293


     Re: Warrant Redemption, Warrant Modification Offer and Exercise of Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants; Stock Rights Distribution and Exercise of Stock Rights

Gentlemen:

  You have requested our opinion as to certain federal income tax consequences of the following:

       (i) the redemption (the "Warrant Redemption") by Advantage Marketing Systems, Inc. (the "Company") of its issued and outstanding Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants (the "Public Warrants") and in connection with the Warrant Redemption the offer by the Company (the "Warrant Modification Offer") to reduce the exercise price of the Class B Common Stock Purchase Warrants and upon exercise of the Public Warrants each holder thereof will become entitled to receive one unit consisting of one share of Common Stock and one 1996-A Warrant (the "Unit") (the "Warrant Modification Offer"); and

       (ii) the distribution of non-transferrable rights (the "Rights") to the holders of the Common Stock of the Company (the "Rights Distribution") and upon exercise of the Rights each holder there will become entitled to purchase one Unit (the "Rights Offering").

  Reference is made to the Registration Statement on Form SB-2, and all amendment thereto (the "Registration Statement") filed by Company with the United States Securities and Exchange Commission (the "Commission") with respect to the proposed offer for sale by the Company of (i) 1,050,470 Units in connection with the Warrant Modification Offer and exercise of the Public Warrants pursuant to the Warrant Modification Offer Prospectus contained in the Registration Statement, and (ii) 2,148,191 Units pursuant to exercise of the Rights in connection with the Rights Offering pursuant to the Rights Offering Prospectus contained in the Registration Statement. Unless otherwise defined herein, the definitions of terms used herein are the same as those defined in the Warrant Modification Offer Prospectus and/or the Rights Offering Prospectus.

  In connection with our consideration of the federal income tax consequences of the Warrant Redemption and Warrant Modification Offer, and Rights Distribution and Rights Offering, the opinions expressed herein are premised upon various facts with respect to the Warrant Redemption and Warrant Modification Offer, and Rights Distribution and Rights Offering and the Warrant Holders and Rights Holders. In addition, the Company has made, on the date hereof, the following representations and warranties to us with respect to certain factual matters, as follows:

DUNN SWAN & CUNNINGHAM
A PROFESSIONAL CORPORATION
ATTORNEYS AND COUNSELLORS AT LAW


Board of Directors
Advantage Marketing Systems, Inc.
November 8, 1996
Page 2



  1. That the Warrant Redemption and Warrant Modification Offer, and Rights Distribution and Rights Offering will be made and conducted in accordance with and as described in the Warrant Modification Offer Prospectus and Rights Offering Prospectus;

  2. That all Units will be offered for sale and sold in accordance with and pursuant to delivery of the Warrant Modification Offer Prospectus and/or the Rights Offering Prospectus, and all Public Warrants accepted for exercise will be on or prior to the Redemption Date in accordance with the Warrant Modification Offer Prospectus and all Rights accepted for exercise will be on or prior to the Expiration Date in accordance with the Rights Offering;

  3. That the Company will have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions as contemplated by the Warrant Modification Offer Prospectus and Rights Offering Prospectus to be performed, complied with or satisfied by the Company at or prior to the acceptance of the Public Warrants and/or Rights for exercise;

  4. That each copy of the Certificate of Incorporation and the Bylaws of the Company attached as and exhibit to the Registration Statement is a true, correct and complete copy of the Certificate of Incorporation or Bylaws of the Company as in effect on the date hereof and as will be in effect on the date of acceptance of the exercise of the Public Warrants and the Rights;

  5. That the Company has and will have all requisite power and authority to consummate the Warrant Modification Offer as contemplated in the Warrant Modification Offer Prospectus and the Rights Offering and as contemplated in the Rights Offering Prospectus and all necessary corporate proceedings of the Company have been taken to authorize the issuance and delivery of the Units as contemplated in the Warrant Modification Offer Prospectus and the Rights Offering Prospectus, and upon acceptance of the exercise of the Public Warrants and Rights, such acceptances will be legal, valid, and binding obligations of the Company enforceable as to the Company in accordance with the terms and conditions of the Warrant Modification Offer and the Rights Offering as set forth in the Warrant Modification Offer Prospectus and Rights Offering Prospectus; and

  6. That upon acceptance of the exercise of the Public Warrants and Rights, there shall not have been the happening of any event which would cause any statement of a material fact to be untrue in the Warrant Modification Offer Prospectus and Rights Offering Prospectus or constitute an omission to state a material fact therein or which would require to be stated in the Warrant Modification Offer Prospectus and Rights Offering Prospectus or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

  We have reviewed and assisted in the preparation of the information in the Warrant Modification Offer Prospectus and the Rights Offering Prospectus in the sections entitled "Certain Federal Income Tax Consequences." To the extent such information constitutes matters of law or legal conclusions, we are of the opinion that it is correct in all material respects.

  The discussion and the opinions set forth in the sections of the Warrant Modification Offer Prospectus and the Rights Offering Prospectus entitled "Certain Federal Income Tax Consequences" relate solely to the

DUNN SWAN & CUNNINGHAM
A PROFESSIONAL CORPORATION
ATTORNEYS AND COUNSELLORS AT LAW


Board of Directors
Advantage Marketing Systems, Inc.
November 8, 1996
Page 3



principal federal income tax consequences of Warrant Redemption and Warrant Modification Offer, and the Rights Distribution and the Rights Offering with respect to United States resident individuals and is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations thereunder (including temporary and proposed regulations), current official published Internal Revenue Service administrative interpretations and existing court decisions on the date of the Warrant Modification Offer Prospectus and Rights Offering Prospectus.

  In preparation of our opinion, we have considered the standards of conduct provided in Formal Opinion 346 (Revised) of the American Bar Association Standing Committee on Ethics and Professional Responsibility issued January 29, 1982 and the guidelines provided in amendments to Circular 230, Rules for Practice Before the Internal Revenue Service, 45 Fed. Reg. 58.594 (1980), Treas. Reg. 10.33 ("Circular 230"). The standards and guidelines established by both Formal Opinion 346 and Circular 230 apply only to opinions relating to an investment deemed to be a "tax shelter," which is not applicable to our opinion. Thus, in our opinion, the standards and guidelines of Formal Opinion 346 and Circular 230 are not applicable to the opinions expressed herein and in the Warrant Modification Offer Prospectus and the Rights Offer Prospectus with respect to the federal income tax consequences of the Warrant Redemption and Warrant Modification Offer, and the Rights Distribution and the Rights Offering.

  However, we believe that an opinion has been provided on each "tax issue" that, in our opinion, is "material" with respect to the Warrant Redemption and Warrant Modification Offer, and the Rights Distribution and Rights Offering and the federal income tax consequences of the Warrant Redemption and the Rights Distribution and exercise of the Public Warrants and Rights. The discussion of a tax issue in the Warrant Modification Offer Prospectus and the Rights Offer Prospectus is not intended and should not be construed as an admission that such item would be deemed "material" or a "material tax issue" for purposes of Formal Opinion 346 or Circular 230.

                                        Very truly yours,
                                        DUNN SWAN & CUNNINGHAM
                                        A Professional Corporation